BOLT PROJECTS HOLDINGS ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS AND UPDATES FISCAL 2025 GUIDANCE
Berkeley, California – October 21, 2025

Bolt Projects Holdings, Inc. (Nasdaq: BSLK), a developer of biomaterials for the beauty and personal care industry, announced preliminary results for the third quarter of 2025 and updated its full year fiscal 2025 guidance.
Preliminary Third Quarter Results
●Preliminary, unaudited revenue for the third quarter 2025 is expected to be approximately $370 thousand, delivering year over year growth of approximately 7,000% compared to the third quarter of 2024. Quarterly growth may vary due to timing of customer demand.
●Gross profit margin in the third quarter of 2025 is expected to be at least 15%, increasing from the second quarter of 2025 gross profit margin of approximately 5%. Bolt expects to maintain this gross margin improvement as the Company continues to benefit from improved manufacturing efficiencies.
●In September 2025, Bolt initiated an equity line of credit with Ascent Partners LLC for up to $20 million of financing. Bolt began using this facility in October 2025 to improve liquidity.
Updated 2025 Guidance
●Based on expected shipments through the balance of 2025, Bolt continues to anticipate approximately $4.5 million in revenue for the full year 2025, an increase of 228% over full year 2024.
●Bolt is increasing its gross profit guidance for the full year 2025 to $1.0 million due to achieved benefits in unit economics, an increase of 100%, versus the prior guidance of $0.5 million given in the second quarter of 2025.
●Bolt expects to take advantage of recent financing initiatives to improve its balance sheet position during the fourth quarter of 2025, including the $30 million convertible debt facility disclosed in its most recent proxy filing.

“Recent events reinforce our 2024 decision to focus our business exclusively around ingredient platforms for the beauty and personal care industry, starting with our Vegan Silk™ Technology Platform, pausing operations in other areas,” said Dan Widmaier, Chairman and CEO. “In contrast to our discontinued businesses such as mycelium leather, the market for Vegan Silk™ continues to grow while operators in our legacy mycelium business have faced challenges. We are optimistic about the potential of this business and continue to work to convert the sales pipeline into meaningful revenue. We will update expectations for 2026 after we close 2025 and report our fourth quarter 2025 results.”
Financial Measures Disclosure Advisory
Full interim consolidated financial statements as of and for the quarterly period ended September 30, 2025 are not yet complete as of the date of this press release, and the Company’s financial results for such period may differ materially from the preliminary estimates herein. The preliminary financial information presented above is based upon information available as of the date of this press release and is subject to change upon completion of all quarter-end close processes, as well as the possible occurrence of interim events prior to the issuance of our full financial statements. In addition, the interim review of the financial statements for the quarterly period ended September 30, 2025 by the Company’s independent registered public accounting firm are ongoing and could result in changes to the information set forth above. Accordingly, undue reliance should not be placed on this preliminary unaudited financial information. Please also refer to the "Forward-Looking Statements" provided below.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this communication, including, without limitation, statements regarding: the Company’s expected results for the third quarter of 2025; its financial outlook and financial guidance for 2025 and 2026; its growth objectives, planned operational efficiencies and shipments, financing initiatives and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will” or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain these words.
Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: substantial doubt as to the Company’s ability to continue as a going concern; the Company’s history of net losses and negative cash flows; the Company’s ability to generate sufficient cash to service its debt; the Company’s ability to meet the continued listing requirements of Nasdaq and remain listed on a national stock exchange; the Company’s ability to execute its business plan and adequately control its expenses or raise additional capital on favorable terms, if at all; the Company’s dependence on sales of b-silk™ and xl-silk™ products from its Vegan Silk Technology Platform; the Company’s reliance on a single or limited manufacturing partners and manufacturing facilities; reliance on manufacturing partners in regions that could be impacted by U.S. trade policy, including renegotiating or terminating existing trade agreements and leveraging tariffs; costs of and availability for its Vegan Silk Technology Platform products that are out of the Company’s control; the Company’s reliance on a single manufacturing partner and manufacturing facility for the production of its Vegan Silk Technology Platform product; pricing and availability for the Company’s Vegan Silk Technology Platform products; market acceptance by consumer product companies; the Company’s ability to protect adequately its patents and other intellectual property assets; government regulations and private party actions relating to the marketing and advertising of cosmetic products that include the Company’s Vegan Silk Technology Platform products or other products the Company develops; and the other risks and uncertainties discussed under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended, December 31, 2024, as such factors may be updated from time to time in its other filings with the SEC, and accessible on the SEC’s website at www.sec.gov and the Company’s website at www.boltprojectsholdings.com.
The Company cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.
About Bolt Projects Holdings
Bolt Projects develops and produces innovative biomaterials for the beauty and personal care industry. The Company is built on biomaterials platforms that aim to disrupt and transform high-volume consumer goods industries. Bolt Projects is a pioneer in the consumer biomaterials space. The Company’s Vegan Silk Technology Platform produces b-silk and other offerings for the beauty and personal care industry that are fully vegan and biodegradable. These versatile ingredients have been on the market since 2019. Its intellectual property portfolio is anchored by 80 granted patents and 116 pending patent applications.
Contacts
For Bolt Projects Holdings Media Inquiries:
press@boltthreads.com

For Bolt Projects Holdings Investor Inquiries:
investors@boltthreads.com